EXHIBIT 99.2

Statement Under Oath of Principal Executive Officer and Principal Financial Officer
Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Laura A. Weil, Chief Financial Officer, state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of American Eagle Outfitters, Inc., and, except as corrected or supplemented in a subsequent covered report:

-   no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

-   no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)  I have reviewed the contents of this statement with American Eagle Outfitters, Inc.'s audit committee.

(3)  In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

-   the Annual Report on Form 10-K of American Eagle Outfitters, Inc., for the fiscal year ended February 2, 2002;

-   all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of American Eagle Outfitters, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

-   any amendments to any of the foregoing.
/s/ Laura A. Weil	Subscribed and sworn to before me this 13th day of September, 2002.
Laura A. Weil	/s/ Debbie Peterkofsky
Executive Vice President and	Notary Public
Chief Financial Officer	Queens County, New York
American Eagle Outfitters, Inc.	My Commission Expires: March 23, 2003
September 13, 2002